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                              EMPLOYMENT AGREEMENT

       This Employment Agreement ("Agreement") is executed this ___ day of _______, 1997 by and between RESOURCE ASSET INVESTMENT TRUST, a Maryland real estate investment trust (the "Company") and JAY J. EISNER (the "Executive").

         WHEREAS, the Executive has been offered employment by the Company as President and Chief Operating Officer (the "Office"); and

         WHEREAS, the Executive wishes to be employed in the Office by the Company; and

         WHEREAS, the Company desires to assure the availability of the Executive's services in the Office.

         NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth the parties agree as follows:

         1.       Employment.

         The Company hereby employs the Executive in the Office and the Executive hereby accepts such employment, positions and responsibilities, and agrees to serve the Company in such capacities upon the terms and conditions set forth herein.

         2.       Services.

         (a) The Executive will devote his best efforts, skills and abilities and his full-time services and undivided attention during regular business hours to the business and affairs of the Company and its subsidiaries during the Term. The Executive's services shall be performed within a reasonable commuting distance of Philadelphia except for reasonable travel.

         (b) The Executive's duties shall include such duties, authorities and responsibilities as may be consistent with his Office, including, but not limited to, the management of the day-to-day operation of the Company. He shall have the authority to hire and fire non- executive Company personnel, to retain consultants when he deems necessary to implement the Company's policies and to execute contracts on behalf of the Company in the ordinary course of business, and such different duties as may be designated by the Chief Executive Officer of the Company or the Board of Trustees.

         (c) In carrying out his duties, the Executive shall report to and accept direction from the Chief Executive Officer of the Company.

         3.       Term.

         The Executive's employment hereunder shall continue in full force and effect for a period of one (1) year, unless sooner terminated in accordance with the provisions hereof.

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Such term shall automatically extend so that on any day that this Agreement is in effect, it shall have a then current term of one (1) year (the "Contract Period"). Such automatic extensions shall cease upon the Company's written notice to the Executive of its election to terminate this Agreement at the end of the one (1) year period then in effect. Subsequent to the initial one (1) year term, Executive may terminate this Agreement upon not less than ninety (90) days' notice to the Company.

         4.       Compensation.

         (a) Base Salary. During the Contract Period, the Company shall pay to the Executive a Base Salary of One Hundred Fifty Thousand Dollars ($150,000) per annum, payable in equal monthly installments. It is understood that the Company will review annually and may, in the discretion of the Board of Trustees, increase or decrease (but not below $150,000) the Base Salary, as adjusted, in light of the Executive's performance and other factors. It is understood that the Executive may perform other services for entities owned directly or indirectly by the Company and the Base Salary shall be intended to compensate for such services.

         (b) Incentive Compensation Plan. During the Contract Period, the Executive shall be eligible to receive bonus payments as determined by the compensation committee of the Board of Trustees. Payment of any such bonus shall be made within fifteen (15) days of the receipt by the Company of its audited financial statements for the preceding fiscal year, but in no event later than 105 days after the end of the preceding fiscal year. In addition, Executive shall receive, upon completion of the initial public offering of the Company, options to acquire seventy-five thousand (75,000) shares of the Company's stock at the initial offering price. Executive shall be eligible for further grants of incentive stock options on an annual basis as determined by the compensation committee of the Board of Trustees, issuable simultaneously with the payment of the bonuses as described above.

         5.       Benefits.

         During the period of employment, the Executive shall be entitled to participate on a substantially equal basis as all other employees of the Company in all employee benefit plans and arrangements now in effect or which may hereafter be established and which are generally applicable to other employees of the Company or any of its subsidiaries.

         6.       Termination.

         Anything herein contained to the contrary notwithstanding, the Executive's employment hereunder shall terminate as a result of any of the following events:

         (a)      The Executive's death;


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         (b) Termination by the Company, for Cause (as hereinafter defined).
"Cause" shall encompass the following: (i) material and willful misconduct of the Executive in connection with the performance of any of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any of its affiliates; (ii) conduct by the Executive that would result in material injury to the reputation of the Company, if he were retained in his position with the Company, by reason of conviction of a felony involving any material conflict of interest or self dealing related to the Company, moral turpitude, bankruptcy, insolvency or general assignment for the benefit of his creditors; or (iii) continued, deliberate negligent performance or non-performance by the Executive of his duties hereunder.

         (c) The Executive becomes disabled by reason of any permanent disability (defined as physical or mental inability, confirmed by a licensed physician, to perform the essential functions of the services described herein) for more than one hundred eighty (180) days in the aggregate during any 365-day period (a "Disability"); or

         (d) Termination by the Executive for "Good Reason" upon forty-five (45) days' prior written notice to the Company. "Good Reason" shall mean the occurrence of any of the following events: (i) relocation in contravention of Paragraph 2 of this Agreement; (ii) subsequent to a Change in Control (as defined hereinafter) and without the written consent of the Executive, a substantial change in the services or duties required of the Executive hereunder or the imposition of any services or duties substantially inconsistent with, or in diminution of, the Executive's position, services or duties, or status with the Company; (iii) failure to continue the Executive's coverage under any benefit plan as required under paragraph 5 except pursuant to a change to a benefit plan that applies to senior executives of the Company generally or is required by law or regulation; or (iv) any material breach by the Company of any provision of this Agreement; provided, however, that Termination by the Executive for Good Reason shall be effective only if such failure has not been cured to the Executive's reasonable satisfaction within thirty (30) days after notice of such failure has been given to the Company. If notice has been given under the previous sentence for a failure of the Company, the Executive may terminate this Agreement for Good Reason without further notice in the case of a similar failure.

         For the purposes of this subparagraph 6(d), "Change in Control" means the occurrence of any of the following events:

                           i) any person, corporation, partnership or
unincorporated association (each a "Person") or Persons acting together, excluding employee benefit plans of the Company, are or become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

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                           ii) the Company's shareholders approve (or, in the
event no approval of the Company's shareholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other entity, other than a Fundamental Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (a) the Company's outstanding securities, (b) the surviving entity's outstanding securities, or (c) in the case of a division, the outstanding securities of each entity resulting from the division;

                           iii) the shareholders of the Company approve a plan
of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets; or

                           iv) during any period of twenty-four (24) consecutive
months, individuals who at the beginning of such period constituted the Company's Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

         7. Consideration Payable to Executive Upon Termination or in the Event of Disability.

         (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to Permanent Disability ("Disability Period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to subparagraph 6(c)hereof (together with his bonus, so long as any such disability is for less than sixty (60) days in the aggregate in any bonus year), provided that payments so made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefits of the Company and which were not previously applied to reduce any such payment.

         (b) If the Executive's employment shall terminate pursuant to subparagraph 6(b), the Executive shall receive his full Base Salary, together with all benefits required pursuant to paragraph 5, through the date of termination, but shall not be entitled to receive any additional payments, benefits or compensation otherwise due subsequent to the date of termination.

         (c) If the Executive's employment by the Company under this Agreement shall be terminated for "Good Reason" as specified under subparagraph 6(d), or pursuant to subparagraphs 6(a) or 6(c) hereof, the Company shall pay to the

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Executive (or Executive's estate, if applicable) a lump sum severance payment, in cash, without discount, in an amount equal to the sum of (i) Executive's Average Compensation, multiplied by (ii) the number of years, or fraction thereof, remaining under the term thereof. For the purposes of this subparagraph 7(c) "Average Compensation" shall mean the average of the three highest annual total compensation received by the Executive during any of the then current calendar year (on an annualized basis) and the then preceding five (5) calendar years during which the Executive was employed by the Company for the entire calendar year. If the Executive has been employed for fewer than three years, Average Compensation shall be the Executive's highest compensation during any consecutive 12 month period. The Executive shall not be required to mitigate the amount of any payment provided for in this subparagraph 7(c) by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for therein be reduced by any compensation of any retirement benefit heretofore or hereafter earned by the Executive as the result of employment by any other person, firm or corporation.

         (d) Upon termination of this Agreement pursuant to subparagraphs 6(a), 6(b)(iii), 6(c) and 6(d), the vesting of all options to purchase securities of the Company granted to the Executive during his employment with the Company shall be accelerated to the later of the effective date of termination of this Agreement, or six months after the date the option was granted, and any provision contained in the agreements under which such options were granted that is inconsistent with such acceleration is hereby modified to the extent necessary to provide for such acceleration; such acceleration shall not apply to any option that by its terms would vest prior to the date provided for in this paragraph 7(d).

         8.       Confidential Information.

         All confidential information or trade secrets which the Executive currently has or may obtain during the period of employment relating to the business of the Company and its affiliates shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation except in the business and for the benefits of the Company and its affiliates. The provisions of this paragraph 8 shall survive the termination of this Agreement, but shall not apply to any information which is or becomes publicly available otherwise than by any breach of this paragraph 8.

         9.       Covenant Not to Compete.

         The Executive shall not, for a period of one (1) year following the termination of Executive's employment with the Company, for whatever reason, without the prior written consent of the Company, engage in direct or indirect competition with the Company or with any mortgage Real Estate Investment Trust focusing on subordinate financing. For purposes of this paragraph, "engage" shall include the Executive's acting as an owner (of more than 10%), employee, shareholder, consultant, director or officer, directly or indirectly, of an entity so engaged. In addition, Executive shall not at any time for a period of one (1) year following the termination of Executive's employment with the

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Company, without the prior written consent of the Company, directly or from third parties who were customers or potential customers of the Company during the two (2) years prior to the termination of Executive's employment hereunder, business similar to the business transacted by the Company in general or by the Company with such customers in particular. For purposes of this paragraph, a "customer" shall mean any person in whom the Company has made an investment through mortgage or other debt financing, any person whose mortgage or other debt financing has been acquired by the Company, and a "potential customer" is a person to whom the Company has made a written proposal regarding mortgage or other debt financing (or the acquisition of any such financing from a third party), whether or not the proposal was consummated.

         10. Remedies in Case of Breach of Certain Covenants or Termination.

         The Company and the Executive agree that the damages that may result to the Company from misappropriation of confidential information or competition as prohibited by paragraphs 8 and 9 could be estimated only by conjecture and not by any accurate standard, and, therefore, any breach by the Executive of the provisions of such paragraphs, in addition to giving rise to monetary damages, will be enjoined.

         11.      Representations and Warranties.

         (a) The Executive represents and warrants to the Company that he is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder, or which interfere with the rights of the Company hereunder. The Executive represents and agrees that he has no agreements or arrangements with the Company or any of its affiliates providing for the compensation of the Executive in any respect other than as set forth in this Agreement.

         (b) The Company represents and warrants to the Executive that it has all requisite power and authority to execute, deliver, and perform this Agreement and all necessary' corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company.

         12.      Indemnification.

         (a) If the Executive is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a "Proceeding"), by reason of the fact that he is or was an employee (which term includes officer, director, agent and any other capacity) of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized

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by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith and such indemnification shall continue as to the Executive after he has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Executive's heir, executors, and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by the Executive (other than a proceeding to enforce this Section 12) only if such Proceeding (or part thereof) was authorized directly or indirectly by the Board of the Company. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be promptly upon request, paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Maryland General Corporation Law requires the payment of such expenses incurred by an employee in his capacity as an employee (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Executive, to repay all amounts so advanced if it shall ultimately be determined that such employee is not entitled to be indemnified under this paragraph or otherwise.

         (b) The indemnification provided by this Paragraph 12 shall not be limited or exclude any rights, indemnities or limitations of liability to which the Executive may be entitled, whether as a matter of law, under the Trust Agreement or Bylaws of the Company, by agreement, vote of the stockholders or disinterested directors of the Company or otherwise.

         (c) The Executive (an "Indemnitee"), in seeking indemnification under this Agreement, shall give the Company (the "Indemnitor") prompt written notice of any claim, suit or demand that the Indemnitee believes will give rise to indemnification under this Agreement; provided, however, that the failure to give such notice shall not affect the liability of the Indemnitor under this Agreement unless the failure to give such notice materially and adversely affects the ability of the Indemnitor to defend itself against or to cure or mitigate the damages. Except as hereinafter provided, the Indemnitor shall have the right (without prejudice to the right of the Indemnitee to participate at its expense through counsel of its own choosing) to defend and to direct the defense against any such claim, suit or demand, at the Indemnitor's expense and with counsel chosen jointly by Indemnitor and Indemnitee, and the right to settle or compromise any such claim, suit or demand; provided, however, that the Indemnitor shall not, without the Indemnitee's written consent, which shall not be unreasonably withheld, settle or compromise any claim or consent to any entry of judgment. The Indemnitee shall, at the Indemnitor's expense, cooperate in the

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defense of any such claim, suit or demand. If the Indemnitor, within a reasonable time after notice of a claim fails to defend the Indemnitee, the Indemnitee shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnitor.

         (d) The Executive will be covered during the entire term of this Agreement by Officer and Director liability insurance in amounts and on terms similar to that afforded to other executives of the Company or its affiliates, which such insurance shall be paid by the Company.

         (e) The provisions of this paragraph 12 shall survive termination of this Agreement, unless Executive's employment is terminated for cause.

         13.      Severability.

         In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect such validity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein, provided that such invalid, illegal or unenforceable provision(s) shall first be curtailed, limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

         14.      Modification Agreement.

         This Agreement shall not be modified by any oral agreement, either expressed or implied, and all modifications thereof shall be in writing and signed by the parties hereto.

         15.      Waiver.

         The waiver of any right under this Agreement by any of the parties hereto shall not be construed as a waiver of the same right at a future time or as a waiver of any other rights under this Agreement.

         16.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving affect to the principles of conflicts of laws.

         17.      Notices.

         Any notice to be given pursuant to this Agreement shall be sufficient if in writing and mailed by certified or registered mail, postage-prepaid, to the addresses listed below:

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                  If to Company:

                  Resource Asset Investment Trust
                  1521 Locust Street, Sixth Floor
                  Philadelphia, Pennsylvania  19102

                  If to Executive:
















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       IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first written above.

                              RESOURCE ASSET INVESTMENT TRUST



                              By: ___________________________
                                  Daniel Promislo, Trustee



                              -------------------------------
                              JAY J. EISNER

















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